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                                  EXHIBIT 11.0
                              LEVEL 8 SYSTEMS, INC.
     WEIGHTED  AVERAGE  COMMON  AND  COMMON  EQUIVALENTS









                                      Three Months Ended
                                            March 31,
                                         1998        1997
                                        ------     ------
BAISC
WEIGHTED AVERAGE COMMON SHARES          7,110       6,960
                                        ------     ------
                                        ------     ------


DILUTED

WEIGHTED AVERAGE COMMON SHARES          7,110       6,960

COMMON STOCK EQUIVALENTS                   (1)        512
                                        ------     ------

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES                7,110       7,472
                                        ------     ------
                                        ------     ------

(1)                              Antidilutive


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